UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 30, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2009, Skinny Nutritional Corp. (the “Company”) determined that a restatement of its annual report on Form 10-KSB for the year ended December 31, 2007 (the “Original Form 10-KSB”) was necessary in light of the Company’s review of its accounting for the beneficial conversion feature of its then-outstanding convertible debentures (the “Debentures”) in accordance with FAS 84. Based on this reevaluation, the Company intends to file an amendment to the Original Form 10-KSB to reflect a modification of its accounting for the Debentures to reflect a reduction in the original conversion rate of the Debentures to the rate at which such Debentures were actually converted. The Company also intends to include in its amended annual report a credit to its statement of operations in the amount of $69,525 in order to properly reflect on its financial statements the stock compensation expense that the Company incurred in fiscal 2007 relating to employee stock options and other warrants. The modifications to the Company’s accounting for the Debentures or the employee stock options and other warrants will not have an effect on the Company’s revenue or cash flows reported in the Original Form 10-KSB. Further, the modifications regarding the Debentures will not have a net effect on stockholders’ equity as reported in the Original Form 10-KSB. In fiscal 2007, holders of an aggregate principal amount of Debentures of $2,101,000 agreed to convert such debt obligations into common stock.

In December 2006, the Company commenced an offering to the holders of its outstanding convertible debentures to reduce the conversion rate of such Debentures from $0.40 to $0.10 in order to conserve its cash resources and encourage holders to convert the Debentures into common stock. The Debentures were initially convertible at the conversion rate of $0.40 into (a) an aggregate of 6,287,500 shares of our common stock and (b) 6,287,500 common stock purchase warrants. The Company determined to offer the Debenture holders the option to convert the outstanding principal amount of their Debentures into shares of common stock at a reduced rate of $0.10 provided that the holders agree to: (i) convert the outstanding principal amount of its Debentures no later than January 31, 2007, (ii) acknowledge the surrender of the right to receive the conversion warrants and (iii) forfeit the unpaid interest that has accrued on such Debentures, which was approximately $337,000 in the aggregate. An aggregate principal of $1,795,000 of Debentures was converted into common stock at the rate of $0.10 pursuant to this offering. Subsequently in fiscal 2007, an additional aggregate principal amount of $306,000 of Debentures was converted into common stock at either a conversion rate of $0.05 or $0.075.

The amendment to the Original Form 10-KSB will reflect an adjustment to the beneficial conversion feature of the Debentures to give effect to the reduction of the conversion rate in accordance with FAS 84. The effect of this adjustment, as will be shown in the amendment is to debit debt conversion expense in an amount of $3,371,964 and to credit additional paid in capital by $3,371,964. Due to this, the Company’s net loss for 2007 was impacted by $3,371,964. The Company determined that the modification of the Debentures resulted in a fair value of incremental consideration of $3,371,964 based on the difference between the fair value of the common stock underlying the Debentures following the reduction in the conversion rate under FAS 84 and the fair value of the common stock underlying the Debentures with the original conversion terms.

The Company also intends to include in its amended annual report a credit to its statement of operations in the amount of $69,525 in order to properly reflect on its financial statements the stock compensation expense that the Company incurred in fiscal 2007. The Company determined this amount by applying the Black-Scholes valuation method in accordance with SFAS 123R. These changes will be shown on its Statement of Operations, as an adjustment to “General and Administrative Expense” by reducing such line item in the net amount of $69,525. This adjustment will also flow through the Statement of Operations as a reduction in “Net Loss from Operations” and “Net Loss” in the amount of $69,525. This adjustment will not impact earnings (loss) per share. In addition, on its balance sheet contained in the Original Form 10-KSB, the Company will adjust “additional paid-in capital” by a net amount of $69,525. The net increase of $69,525 to additional paid-in capital will flow through the balance sheet as a decrease to “Total stockholders’ deficit” and an increase to “Total Liabilities and Stockholders’ Deficit”.

The restatement will also reflect a reclassification of the Company’s expense incurred in connection with its private placement of securities in 2007. This reclassification consists of a credit to “general and administrative” expense on the Company’s statement of operations of $435,749 and an offsetting debit to additional paid in capital of an equivalent amount. This event will not have a net effect on stockholder equity as reported in the Original Form 10-KSB.

In January 2009, the Company’s authorized executive officers in consultation with its independent registered public accounting firm, Connolly, Grady & Cha, PC, analyzed whether the Company’s method of accounting for the Debentures and options and warrants should be changed. The Company’s conclusion was reached following an evaluation of the Company’s accounting treatment for these securities in response to a comment letter from the Staff of the Division of Corporation Finance of the Securities and Exchange Commission relating to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. Subsequently, the Company concluded that the consolidated financial statements included in the Original Form 10-KSB should no longer be relied upon and that the Company would file an amendment to its Form 10-KSB for the year ended December 31, 2007.

The Company will file appropriate amendments to effect this restatement as soon as practicable. The Company’s authorized executive officers have discussed the matters disclosed in this Form 8-K with Connolly, Grady & Cha, PC. In addition to the revised financial statements, the Company is making appropriate corresponding adjustments to the notes to the financial statements and, where appropriate, to the disclosures contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operation in the original annual report to reflect the changes to the financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: March 31, 2009